Exhibit 5.1

Sullivan & Worcester Tel Aviv 28 HaArba’a St. HaArba’a Towers North Tower, 14th Floor Tel-Aviv, Israel	+972-747580480 sullivanlaw.com

August 20, 2026

To:

Qtrex Quantum Ltd.

2 Ilan Ramon St.,

Ness - Ziona, 7403635, Israel

Re: Sale of Securities Pursuant to Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to Qtrex Quantum Ltd., (the “Company”), an Israeli company, in connection with a Registration Statement on Form F-3 (Registration No. 333-289324) (the “Registration Statement”), the prospectus included therein and the related prospectus supplement dated August 20, 2026 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act” and “Prospectus Supplement”, respectively), with respect to the issuance and sale by the Company, in a registered direct offering of 11,111,111 ordinary shares of the Company, no par value per share (the “Ordinary Shares”, or the “Securities”), pursuant to a securities purchase agreement dated August 20, 2026, between the Company and the purchaser named therein (the “Purchase Agreement”). We understand that the Company has engaged A.G.P./Alliance Global Partners to act as a placement agent, pursuant to a placement agency agreement dated August 20, 2026 (the “Placement Agency Agreement”) in connection with the offering of the Securities (the “Offering”).

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus Supplement, the form of Purchase Agreement, the form of Placement Agency Agreement, copies of the Company’s amended and restated articles of association, resolutions of the Company’s Board of Directors (the “Board”) and by an authorized committee thereof, which have heretofore been approved and relate to the Offering, and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or by an authorized committee thereof, the Ordinary Shares, when issued and sold in the Offering as described in the Registration Statement and Prospectus Supplement, will be duly authorized, and when delivered to and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Report of Foreign Private Issuer on Form 6-K dated August 20, 2026, which is incorporated by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder or Item 509 of Regulation S-K under the Securities Act, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv (Har-Even & Co.)
Sullivan & Worcester Tel-Aviv (Har-Even & Co.)